                                                                Exhibit 10.61


                                FIRST AMENDMENT
                                       TO
                                  E-MEDSOFT.COM
                          1999 STOCK COMPENSATION PLAN

     The following provisions are hereby incorporated into, and are hereby made a part of, that certain e-MedSoft.com 1999 Stock Compensation Plan (the "Plan") of e-MedSoft.com, a Nevada corporation d/b/a Med Diversified, Inc. ("MED"), adopted by the Board of Directors on October 24, 2001, and approved by the MED stockholders on December 27, 2001, and such provision shall be effective upon the approval of the stockholders of MED. All capitalized terms in this Amendment, to the extent not otherwise defined herein, shall have the meanings assigned to such terms in the Plan.


                             CHANGE OF NAME OF PLAN

     The name of the Plan is hereby changed to "Med Diversified, Inc. 1999 Stock Compensation Plan".


                     INCREASE IN NUMBER OF AVAILABLE SHARES

     Section 2.1 of the Plan is hereby deleted in its entirety and new
Section 2.1 is hereby substituted in place thereof to provide as follows:

     "2.1 NUMBER OF SHARES AVAILABLE. Subject to Sections 2.2 and 16, the total number of Shares reserved and available for grant and issuance pursuant to this Plan will be 14,000,000 Shares. Subject to Sections
     2.2 and 16, Shares will again be available for grant and issuance with future Options under this Plan that are subject to issuance upon exercise of an Option but cease to be subject to such Option for any reason other than exercise of such Option. Restricted shares forfeited pursuant to Section 15.6 shall become available for future grant and issuance. At all times the Company will reserve and keep available a sufficient number of Shares as will be required to satisfy the requirement of all outstanding grants made under this Plan."


                    INCREASE IN AMOUNT OF INDIVIDUAL GRANTS

     Section 5.11(a) is hereby deleted in its entirety and new Section 5.11(a) is hereby substituted in place thereof to provide as follows:

     "(a) No Participant shall be granted, in any fiscal year of the Company, Options to purchase more than four million (4,000,000) shares.

     Except as expressly modified hereby, all other terms and provisions of the Plan shall remain in full force and effect, are incorporated herein by this reference, and shall govern the conduct of the Board; provided, however, to the extent of any inconsistency between the provisions of the Plan and this Amendment, the provisions of this Amendment shall control.


                                                  APPROVED BY THE BOARD OF
                                                  DIRECTORS OF E-MEDSOFT.COM
                                                  D/B/A MED DIVERSIFIED, INC.
                                                  EFFECTIVE OCTOBER 24, 2001.